CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2023, relating to the financial statements and financial highlights of P/E Global Enhanced International Fund, a series of The RBB Fund Trust, for the period ended August 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Cleveland, Ohio
December 21, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2023, relating to the financial statements and financial highlights of The Torray Fund, a series of The RBB Fund Trust, for the period ended August 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm,” “Disclosure of Fund Portfolio Holdings,” and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Cleveland, Ohio
December 21, 2023